Exhibit 10.2

FIRST AMENDMENT TO THE
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DOV PHARMACEUTICAL, INC.

Pursuant to Section 242
of the General Corporation Law
of the State of Delaware

DOV Pharmaceutical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

The Board of Directors of the Corporation, by a vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on May 1, 2002 and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL:

RESOLVED:  That the first paragraph of Article IV of the Fourth Amended and Restated Certificate of Incorporation be amended to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred-Sixty-Six Million, Nine Hundred Five Thousand (266,905,000) shares, of which (i) Two Hundred-Sixty Million (260,000,000) shares shall be a class designated as common stock, par value $.0001 per share (the “Common Stock”), (ii) Three Hundred Fifty Four Thousand Six Hundred Forty-Three (354,643) shares shall be designated as series B preferred stock, par value $1.00 per share (the “Series B Preferred”) and (iii) Six Million Five Hundred Fifty Thousand Three Hundred Fifty-Seven (6,550,357) shares shall be a class designated as undesignated preferred stock, par value $1.00 per share (the “Undesignated Preferred Stock”, and together with the Series B Preferred, the “Preferred Stock”).”

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IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 11th day of May, 2007.

DOV PHARMACEUTICAL, INC.

Date:	By:	/s/ Barbara Duncan
Name: Barbara Duncan
Title: Chief Executive Officer